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                                                                   Exhibit 10.10

  [Standard Agreement for Restricted Stock as of 12-6-01]

                                   RESTRICTED
                              STOCK AWARD AGREEMENT

     This Restricted Stock Award ("AWARD") is made this ___ day of ______ 2002 ("DATE OF GRANT"), by Motorola, Inc. (the "COMPANY" or "MOTOROLA") to _____________________ (the "GRANTEE").

     WHEREAS, Grantee is receiving the Award under the Motorola Omnibus Incentive Plan of 2000, as amended (the "2000 OMNIBUS PLAN");

     WHEREAS, the Award is a special grant of Motorola Restricted Stock; and

     WHEREAS, it is a condition to Grantee receiving the Award that Grantee execute and deliver to Motorola an agreement evidencing the terms, conditions and restrictions applicable to the restricted stock.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards restricted stock to Grantee on the following terms and conditions:

     1. AWARD OF RESTRICTED STOCK. The Company hereby grants to Grantee a total of ______________________ (______) shares of Motorola Restricted Stock (the "RESTRICTED STOCK") subject to the terms and conditions set forth below.

     2. RESTRICTIONS. The Restricted Stock is being awarded to Grantee subject to the transfer and forfeiture conditions set forth below (the "RESTRICTIONS") which shall lapse, if at all, as described in Section 3 below. For purposes of this Award, the term Restricted Stock includes any additional shares of Restricted Stock or stock granted to the Grantee with respect to the Restricted Stock, still subject to the Restrictions.

          a. Grantee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Restricted Stock still subject to Restrictions. The Restricted Stock shall be forfeited if Grantee violates or attempts to violate these transfer restrictions.

          b. Any Restricted Stock still subject to the Restrictions shall be automatically forfeited upon the Grantee's termination of employment with Motorola or a Motorola Subsidiary for any reason, other than death, Total and Permanent Disability, as defined in Section 3(a) below, and Retirement, as defined in Section 3(c). For purposes of this Agreement, a "MOTOROLA SUBSIDIARY" is any corporation or other entity in which a 50 percent or greater interest is held directly or indirectly by Motorola and which is consolidated for financial reporting purposes.

          c. If Grantee engages, directly or indirectly, in any activity which is in competition with any activity of Motorola or any Motorola Subsidiary, or in any action or conduct which is in any manner adverse or in any way contrary to the interests of Motorola or any Motorola Subsidiary, all Restricted Stock shall be forfeited. This determination shall be made by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee").

The Company will not be obligated to pay Grantee any consideration whatsoever for forfeited Restricted Stock.

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3.   LAPSE OF RESTRICTIONS.

          a. Other than in the case of Retirement, the Restrictions applicable to the Restricted Stock shall lapse, as long as the Restricted Stock has not been forfeited as described in Section 2 above, as follows:

             (i)   years from the Date of Grant (the "RESTRICTED PERIOD");

             (ii)  Upon a Change in Control of the Company (as defined by the
                    2000 Omnibus Plan);

             (iii) If the Grantee becomes Totally and Permanently Disabled. A
                   "TOTAL AND PERMANENT DISABILITY" means for (x) U.S. employees, entitlement to long term disability benefits under the Motorola Disability Income Plan, as amended and
                   (y) non-U.S. employees, as established by applicable Motorola policy or as required by local regulations; or

             (iv)  If the Grantee dies.

          b. In the case of Retirement (as defined below) before the expiration of the Restricted Period, the Restrictions shall lapse upon Retirement, as long as the Restricted Stock has not been forfeited as described in Section 2 above, as follows:

             (i) If the Grantee Retires after the first year of the Restricted Period has expired, the Restrictions will lapse as to [20%] of the Restricted Stock;

             (ii) If the Grantee Retires after the second year of the Restricted Period has expired, the Restrictions will lapse as to [40%] of the Restricted Stock;

             (iii) If the Grantee Retires after the third year of the
                   Restricted Period has expired, the Restrictions will lapse as to [60%] of the Restricted Stock; and

             (iv) If the Grantee Retires after the fourth year of the Restricted Period has expired, the Restrictions will lapse as to [80%] of the Restricted Stock.

     [CHANGE BASED ON VESTING SCHEDULE]

          c. "RETIREMENT" for purposes of this Agreement means:

             (i)   Retiring at or after age 55 with 20 years of service,

             (ii)  Retiring at or after age 60 with 10 years of service; and

             (iii) Retiring at or after age 65, without regard to service.

          d. If during the Restricted Period the Grantee takes a Leave of Absence from Motorola or a Motorola Subsidiary and the Grantee's employment from Motorola or a Motorola Subsidiary is not terminated for any reason (other than death, Total and Permanent Disability, or Retirement), the Restricted Stock will continue to be subject to this Agreement. If the Restricted Period expires while the Grantee is on a Leave of Absence the Grantee will be entitled to the Restricted Stock even if the Grantee has not returned to active employment. "LEAVE OF ABSENCE" means a leave of absence from Motorola or a Motorola Subsidiary that is not a termination of employment, as determined by Motorola.

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          e. To the extent the Restrictions lapse under this Section 3 with respect to the Restricted Stock, it will be free of the terms and conditions of this Award.

     4. ADJUSTMENTS. If the number of outstanding shares of Common Stock of the Company is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Restricted Stock subject to this Award shall be adjusted to correspond to the change in the outstanding shares of Motorola Common Stock ("COMMON STOCK").

     5. VOTING AND DIVIDENDS. Subject to the restrictions contained in Section 3 hereof, Grantee shall have all rights of a stockholder of Motorola with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and the right to receive any cash or stock dividends, including dividends of stock of a company other than Motorola. Stock dividends issued with respect to the Restricted Stock shall be treated as additional shares of Restricted Stock (even if they are shares of a company other than Motorola) that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If a dividend is paid in other property, the Grantee will be credited with the amount of property which would have been received had the Grantee owned a number of shares of Common Stock equal to the number of Restricted Stock credited to his or her account. The property so credited will be subject to the same Restrictions and other terms and conditions applicable to the Restricted Stock and will be paid out in kind at the time the Restrictions lapse.

     6. DELIVERY OF CERTIFICATES OR EQUIVALENT. Upon the lapse of Restrictions applicable to the Restricted Stock, the Company shall, at its election, either deliver to the Grantee (i) a certificate representing a number of shares of Common Stock equal to the number of shares of Restricted Stock upon which such Restrictions have lapsed, plus, a cash payment equal to the value of any fractional shares or (ii) establish a brokerage account for the Grantee and credit to that account the number of shares of Common Stock equal to the number of shares of Restricted Stock upon which such Restrictions have lapsed.

     7. WITHHOLDING TAXES. The Company is entitled to withhold an amount equal to Motorola's required minimum statutory withholdings taxes for the respective tax jurisdiction attributable to any share of Common Stock or property deliverable in connection with the Restricted Stock. Grantee may satisfy any withholding obligation in whole or in part by electing to have Motorola retain shares of the Restricted Stock having a Fair Market Value on the date the Restrictions lapse equal to the minimum amount to be withheld. Fair Market Value for this purpose shall be the closing price for a share of Motorola common stock on the last trading day before the date the Restrictions lapse. The official source for the closing price is the New York Stock Exchange Composite Transaction as reported in the Wall Street Journal, Midwest edition.

     8. OTHER RIGHTS. The grant of Restricted Stock does not confer upon Grantee any right to continue in the employ of the Company or a Motorola Subsidiary or to interfere with the right of the Company or a Motorola Subsidiary, to terminate Grantee's employment at any time.

     9. NOTICES. Any written notice under this Award shall be deemed given on the date that is two business days after it is sent by registered or certified mail, postage prepaid, addressed either to the Grantee at his address set forth below or to the Attention: Executive Rewards, Motorola, Inc., 1303 East Algonquin Rd, Schaumburg, IL 60196 (847) 576-5000. Any notice may be sent using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail) but no such notice shall be deemed to have been duly given unless and until it is actually received by the intended recipient. The Grantee and the Company may change the address to which notices are to be delivered by giving the other party notice in the manner set forth herein.

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     10. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Award shall be governed by and construed according to the internal law and not the law of conflicts of the State of Illinois.

     11. WAIVER. The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or any other provision hereof.

     12. ACTIONS OF THE COMPENSATION COMMITTEE. The Compensation Committee may delegate its authority to administer this Award. The actions and determinations of the Compensation Committee or its delegate shall be binding upon all parties.

     13. PLAN DOCUMENTS. The 2000 Omnibus Plan and the Prospectus for the 2000 Omnibus Plan are available at http://hr2.mot.com/stockadmin or from Executive Rewards, 1303 East Algonquin Road Schaumburg, IL 60196 (847) 576-5000.

         IN WITNESS WHEREOF, the Company has executed this Agreement in duplicate as of day and year first above written.

                                    --------------------------------------------
                                    MOTOROLA, INC.

                                    By:    /s/ Glen Gienko
                                           ---------------------------
                                           Glenn Gienko
                                    Its:

                                           Executive Vice President and Motorola
                                           Director of Human Resources
                                           -------------------------------------

     The undersigned Grantee hereby accepts, and agrees to, all terms and provisions of the foregoing Award. If you do not sign and return this Award you will not be entitled to the Restricted Stock.

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Signature

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Print Name

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Social Security Number or
Commerce ID Number

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Address

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